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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
SPX Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
Telephone: (704) 752-4400
Facsimile: (704) 752-4405

March 26, 2008

Fellow Stockholders:

        You are cordially invited to attend the SPX Corporation 2008 Annual Meeting of Stockholders on May 1, 2008 at 8:00 a.m. (Eastern Time), at our corporate headquarters, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

        All stockholders of record at the close of business on March 14, 2008, are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You also may vote by telephone or over the Internet, and, if you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

        Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,
Christopher J. Kearney Chairman, President and Chief Executive Officer
SPX Corporation
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277

SPX Corporation

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Thursday, May 1, 2008
8:00 a.m.
SPX Corporate Headquarters
13515 Ballantyne Corporate Place
Charlotte, NC 28277

        The principal business of the Annual Meeting will be to:

    1.
    Elect three directors for a three-year term;

    2.
    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2008; and

    3.
    Transact any other business as may properly come before the meeting or any adjournment thereof.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 14, 2008. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        We have enclosed with this notice and proxy statement a copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007.

By Order of the Board of Directors,
Kevin L. Lilly Senior Vice President, Secretary and General Counsel

Charlotte, North Carolina
March 26, 2008

SPX Corporation

Proxy Statement

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        We are providing these materials to you in connection with SPX's Annual Meeting, which will take place on May 1, 2008. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about March 26, 2008.

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you were an SPX stockholder as of the close of business on March 14, 2008 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

        We are soliciting your vote on the:

  •
  Election of three directors for a three-year term; and

  •
  Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2008.

Who is entitled to vote?

        Stockholders at the close of business on March 14, 2008 (the record date) are entitled to vote. On that date, there were 53,425,524 shares of SPX common stock outstanding.

How many votes do I have?

        Each share of SPX common stock that you own entitles you to one vote.

How do I vote?

        All stockholders may vote by telephone or over the Internet as described on the enclosed proxy card. You also may vote by mail. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 14, 2008, the record date for voting.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Christopher J. Kearney and Patrick J. O'Leary to vote on the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominees, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and O'Leary.

May I revoke my proxy?

        You may revoke your proxy in one of four ways at any time before it is exercised:

    1.
    Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or Internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card from SPX?

        Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards from SPX to guarantee that all your shares are voted.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

        Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the election of directors and the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you. Therefore, no broker non-votes will occur as to these proposals.

What vote is required to approve each proposal?

        Election of Directors:    A majority of votes cast at the Annual Meeting must approve the election of each director. A majority of votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. If you do not want to vote your shares for one or more of the nominees, you may indicate that in the space marked "abstain" on the proxy card or as prompted during telephone or Internet voting, and your vote will not count either "for" or "against" the nominee.

        Ratification of the Appointment of Independent Public Accountants:    Although we are not required to submit the appointment of our independent public accountants to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants since it is one fewer vote for approval.

        Approval of Other Proposals:    The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve any other action that may properly come before the meeting. An abstention will have the effect of a vote against the applicable proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

How do I submit a stockholder proposal?

        You must submit a proposal to be included in our proxy statement for the 2009 Annual Meeting no later than November 26, 2008. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (SEC). You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2009 Annual Meeting. We must receive your proposal in writing on or after December 2, 2008, but no later than January 1, 2009.

        To be properly brought before an Annual Meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of SPX stock that you beneficially own; and (4) any material interest you may have in the business you want to bring before the meeting. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

How do I recommend a director nominee?

        If you wish to recommend a nominee for director for the 2009 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 1, 2009. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that the rules of the SEC require to be included in a proxy statement; (5) the nominee's agreement to serve as a director if elected; and (6) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines.

Who pays to prepare, mail and solicit the proxies?

        We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained Georgeson Stockholder Communications Inc. to assist us in soliciting your proxy and will pay them an estimated fee of $7,000 plus reasonable out-of-pocket expenses. Georgeson Stockholder will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of SPX common stock.

How do I access the proxy materials electronically?

        We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. Pursuant to new rules promulgated by the SEC, this proxy statement and our fiscal 2007 Annual Report to Stockholders are also available at our web site at http://www.spx.com. Additionally, and in accordance with the new SEC rules, you may access our proxy statement at http://investors.spx.com/annual.cfm, which does not have "cookies" that identify visitors to the site.

ELECTION OF DIRECTORS

        Seven directors currently serve on our Board of Directors. The directors are divided into three classes. There are two directors in the first class, three directors in the second class and two directors in the third class. At this Annual Meeting, you will be asked to elect three directors. Four directors will continue to serve on the Board of Directors as described below.

        Each nominee is currently an SPX director and, if elected, each will serve for a term of three years, until a qualified successor director has been elected, or until he resigns, retires or is removed by the stockholders for cause.

        Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of Mr. Campbell, Mr. Fullwood and Mr. Mancuso. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that any of the nominees will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees to Serve Until 2011 Annual Meeting

J. Kermit Campbell, 69, is the former Chairman, President and Chief Executive Officer of Herman Miller, Inc., a designer and manufacturer of office furniture. Since leaving Herman Miller, Inc. in 1995, Mr. Campbell has invested in a number of ventures, including Bering Truck Corporation, Black Star Farms, United Power Line Contractors, United Shield International, PassAlong Networks and CORE Energy Co. He is a director of Irwin Union Bank Pacific and PassAlong Networks. Mr. Campbell is an honorary Trustee and past Chairman of the Board of Hope College, a Trustee of Eagle Village, a Trustee of Traverse Symphony Orchestra and a trustee of NorthWest Michigan College Foundation. Mr. Campbell has been a director of SPX since 1993.

Emerson U. Fullwood, 60, was named Corporate Vice President of Xerox Corporation in 1996. In 2004 he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. He is planning on retiring from Xerox in July, 2008. Prior to his current role he was President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of the Vanguard Group and the Vanguard Funds, the United Way of Rochester, the Rochester Boy Scouts of America, the Xerox Foundation, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. He was formerly a director of General Signal Corporation. Mr. Fullwood has been a director of SPX since 1998.

Michael J. Mancuso, 65, is the retired Senior Vice President and Chief Financial Officer of General Dynamics Corporation, a market leader in mission-critical information systems and technologies; land and expeditionary combat systems; armaments and munitions; shipbuilding and marine systems; and business aviation. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer in 1994. Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies. His background also includes 21 years with General Electric. Mr. Mancuso is a director of CACI International Inc., LSI Logic Corporation and the Shaw Group Inc. Mr. Mancuso has been a director of SPX since 2005.
Directors Continuing Until 2010 Annual Meeting

J. Michael Fitzpatrick, 61, has been an Executive Advisory Partner of Wind Point Partners, a middle market private equity firm since 2005, and has been Chairman and CEO of Citadel Plastics Holdings, Inc., a portfolio company of Wind Point Partners, since March 2007. Citadel Plastics acquires and manages companies in the plastics compounding industry. Dr. Fitzpatrick was Vice-Chairman, an executive position, of Carpenter Technology from February 2006 to October 2006. He was President & Chief Operating Officer of Rohm and Haas Company, an industry-leading specialty materials company, which invents, develops, and manufactures products for the personal care, grocery, automotive, building and construction and electronics industries, from 1999 until his retirement in 2005. He joined Rohm and Haas Company in 1975, and served in various research and development and management positions until his appointment as President and Chief Operating Officer. Dr. Fitzpatrick is a director of McCormick and Company, Inc. and was formerly a director of Rohm and Haas Company and Carpenter Technology Corporation. Dr. Fitzpatrick has been a director of SPX since 2007.

Albert A. Koch, 65, is President and CEO of Handleman Company. He is also a Vice Chairman and Managing Director with AlixPartners, LLP, an international corporate turnaround and financial advisory firm. Mr. Koch joined AlixPartners in 1995 as Managing Principal. Mr. Koch has been Chairman of Polar Corporation, a privately owned company, since 2004, and was its CEO from 2004 until 2007. In 2004 and 2005, Mr. Koch was the Chairman, interim President and CEO at Champion Enterprises, Inc. In 2002 and 2003, Mr. Koch served as interim CFO of the Kmart Corporation. Mr. Koch also was a partner with Ernst & Young for 14 years, including 7 years as Managing Partner of the firm's Detroit office. Mr. Koch has been a director of SPX since 2007.

Directors Continuing Until 2009 Annual Meeting

Sarah R. Coffin, 55, is President, Performance Products Division, Hexion Specialty Chemicals, Inc., a supplier of thermoset and other high performance resins. Ms. Coffin worked from 2004 to 2005 as Vice President Sales and Marketing for Seaman Corporation, a private firm serving the industrial coated fabric market. She served as Senior Vice President Global Sourcing, Human Resources and Information Technology of Noveon, Inc., a global producer of performance polymer systems and adhesives from 2002 to 2003. From 1998 to 2002, she was Group President Specialty Plastics and Polymer Additives, Senior Vice President and General Manager Performance Coatings with BF Goodrich Performance Materials Company/Noveon, Inc., a manufacturer of performance polymer systems and additives. She has been a director of SPX since 1995.

Christopher J. Kearney, 52, is Chairman, President and Chief Executive Officer of SPX. He was named President and Chief Executive Officer in December 2004, and added the title of Chairman in May 2007. He joined the company in February 1997 as Vice President, Secretary and General Counsel and an officer of the company. Prior to joining SPX he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame. Mr. Kearney has been a director of SPX since 2004.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the New York Stock Exchange, and are available on our website (www.spx.com) under the heading Investor Relations—Corporate Governance. In addition, stockholders may request a written copy of the guidelines by writing to our Corporate Secretary at our address shown on the cover of this proxy statement.

Code of Business Conduct

        We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires that all our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our, and our stockholders', best interest. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the New York Stock Exchange and the requirement of a "Code of Ethics" as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance. Stockholders may request a written copy of the Code of Business Conduct by writing to our Corporate Secretary at our address shown on the cover of this proxy statement.

Director Independence

        Our Corporate Governance Guidelines state that a substantial majority of the Board of Directors will consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. Accordingly, on an annual basis, our Board of Directors reviews whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the New York Stock Exchange and SEC. Based on its most recent annual review, the Board of Directors has concluded that each of our non-employee directors and director nominees, Messrs. Campbell, Fullwood, Mancuso, Fitzpatrick and Koch, and Ms. Coffin, are independent as defined in our Independence Standards and the listing standards of the New York Stock Exchange.

        Mr. Mancuso serves on the audit committees of three public companies, in addition to his service on our Audit Committee. Pursuant to the requirements of the New York Stock Exchange and our Audit Committee charter, our Board has determined that Mr. Mancuso's service on the audit committees of three other companies has not impaired and is not expected to impair the ability of Mr. Mancuso to effectively serve on our Audit Committee.

        The non-employee members of the Board of Directors meet in executive session without management at least six times per year. In addition, the non-employee members of the Board of

Directors meet in executive session with the CEO on a regular basis. Meetings of non-employee directors are chaired by the Lead Director. Mr. Campbell is our current Lead Director.

Charitable Contributions

        It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

        From time to time, SPX may make contributions to charitable organizations for which a member of our Board of Directors serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (a) $1 million or (b) 2% of the charitable organization's consolidated gross revenues.

Communications with Directors

        Interested parties may communicate concerns to any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications addressed to non-employee directors.

Nominations for Directors

        The Nominating and Governance Committee is responsible for the proposal of director nominees and will consider director nominee recommendations offered by stockholders in accordance with our by-laws. The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. The Nominating and Governance Committee has not set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but requires that each director has a proven record of success and leadership. The Nominating and Governance Committee expects that the Board of Directors as a whole will consist of individuals with knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other Boards. Additionally, the Nominating and Governance Committee considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

        In considering individuals for nomination, the Nominating and Governance Committee consults with our CEO. A director's qualifications in meeting the above-referenced criteria are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

        At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management or by an outside search firm.

        Once the Nominating and Governance Committee identifies a director candidate, the candidate is asked to conduct interviews with directors and members of management. Following that process, the Nominating and Governance Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our by-laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders is submitted for approval at the next annual meeting.

        If you wish to recommend a nominee for director for the 2009 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 1, 2009. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that the rules of the SEC require to be included in a proxy statement; (5) the nominee's agreement to serve as a director if elected; and (6) a statement as to whether the nominee, if elected, intends to tender, promptly following such nominee's election or re-election, an irrevocable resignation effective upon such nominee's failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and the acceptance of such resignation by our Board of Directors. Pursuant to its charter, our Nominating and Governance Committee will not nominate a director candidate unless the individual agrees to submit a resignation as described above following his or her election.

Director Election

        The Board of Directors has amended our by-laws to clarify our director election process. In uncontested elections, we will continue to elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted "for" a director exceeds the number of shares voted "against" that director. In a contested election, directors will be elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether an election is contested or not is determined ten days in advance of when we file our definitive proxy statement with the SEC. This year's election is uncontested, and the majority vote standard will apply.

        If a nominee already serving as a director were not elected at the Annual Meeting, Delaware law provides that the director would continue to serve on the Board as a "holdover director" until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations to address this issue. These procedures are set forth in our Corporate Governance Guidelines and provide that the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

        In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee's recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results. At the 2007 Annual Meeting, each director received a majority of the votes cast for his or her election.

Attendance at Annual Meeting

        It is our policy to invite all the members of our Board of Directors to attend our Annual Meeting. While their attendance is not required, each of our directors attended our last Annual Meeting. Currently, we expect all the members of our Board of Directors to attend the 2008 Annual Meeting.

Related-Party Transactions

        Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company's rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, potential for an actual or apparent conflict of interest, and the extent of the related party's interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. Currently, the only related-party transactions requiring disclosure are the interest-free loans made in 2001 to Messrs. Kearney, O'Leary and Foreman, as described in "Compensation Discussion and Analysis—Other Benefits and Perquisites," beginning on p. 27.

        In the course of the Board of Directors' determination regarding the independence of each of the non-employee directors, the Audit Committee considered the following transactions, relationships or arrangements. Each of Ms. Coffin, Mr. Fullwood, Mr. Koch and Mr. Mancuso is a director or officer at a company that conducts business with SPX. In each case, the Audit Committee determined that the amount of sales to or purchases from the respective company was below the greater of $1 million or two percent of the annual revenue of each of the other companies and SPX, and that the transactions otherwise were not directly influenced by and did not redound to the benefit of the relevant SPX director. In addition, the Audit Committee determined that none of these transactions presented an actual or apparent conflict of interest or adversely affected the director's independence. No member of our Board or management was aware of any relevant transactions other than those described in this section.

Board Committees

        The Board of Directors met six times during 2007. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served during the period for which he or she served in 2007. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading Investor Relations—Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement.

Audit Committee
Meetings in 2007:	Seven
Members:	J. Kermit Campbell, Chairman Emerson U. Fullwood Michael J. Mancuso Charles E. Johnson II (Retired May 4, 2007) Albert A. Koch (Appointed effective May 4, 2007)

The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Campbell is an "audit committee financial expert" under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the New York Stock Exchange.
Function:
The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of annual audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results and opinions, as well as financial, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 55.

Compensation Committee
Meetings in 2007:	Five
Members:
David P. Williams, Chairman (Retired May 4, 2007)
Sarah R. Coffin, Chairperson (Appointed Chairperson effective May 4, 2007)
J. Kermit Campbell
Emerson U. Fullwood
Albert A. Koch (Appointed effective February 20, 2008)
Charles E. Johnson II, Ex-Officio, Non-Voting Member (Retired May 4, 2007)

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Committee is an "outside director" as described by Section 162(m) and a "non-employee director" as defined under Section 16 under the Securities Exchange Act of 1934, as amended.
Function:
The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its outside compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than Section 16 officers.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained an individual, who is employed by Watson Wyatt Worldwide (Watson Wyatt), as its outside compensation advisor.

The Committee, together with the management-led Retirement and Welfare Plan Administrative Committee, reviews the investment performance and allocation, actuarial assumptions and funding practices of our pension, healthcare and defined contribution plans.

Additional information on the Committee, its activities, its relationship with its outside compensation advisor and management's role in setting compensation is set forth in "Compensation Discussion and Analysis," beginning on p. 20.

Nominating and Governance Committee
Meetings in 2007:	Three
Members:
Emerson U. Fullwood, Chairman
J. Kermit Campbell
David P. Williams (Retired May 4, 2007)
Charles E. Johnson II, Ex-Officio, Non-Voting Member (Retired May 4, 2007)
J. Michael Fitzpatrick (Appointed effective May 4, 2007)

The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange.
Function:
The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director's performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves awards under the 2006 Non-Employee Directors' Stock Incentive Plan, subject to approval by the Board of Directors.

DIRECTOR COMPENSATION

        Directors who are SPX employees receive no compensation for their services as directors. We currently compensate non-employee directors under the SPX Corporation 1997 Non-Employee Directors' Compensation Plan (the "1997 Directors' Plan"), the SPX Corporation 2005 Non-Employee Directors' Compensation Plan (the "2005 Directors' Plan"), and the SPX Corporation 2006 Non-Employee Directors' Stock Incentive Plan (the "2006 Directors' Plan").

Cash and Equity Compensation

        We compensate our non-employee directors using a combination of cash and equity. The Nominating and Governance Committee reviews non-employee director compensation from time to time.

        The annual retainer for non-employee directors for 2007 was increased to $75,000, from $60,000 in 2006. No additional compensation was awarded for service as a member of any committee, service as chair of any committee or attendance at meetings. Effective May 4, 2007, the Board of Directors appointed a new Lead Director, and set additional annual compensation for that role of $25,000, which amount was pro-rated in 2007 for the period of service. Also effective May 4, 2007, the Board of Directors appointed Mr. Kearney Chairman. Mr. Kearney receives no additional compensation for his service as Chairman. Mr. Johnson, a non-employee director, served as Chairman until his retirement from the Board on May 4, 2007, and received additional compensation for his service as Chairman as discussed in the Director Compensation Table and accompanying footnotes, beginning on p. 16.

        In addition to a cash retainer, each non-employee director receives equity awards. Each of the Nominating and Governance Committee and the Board of Directors believes that awarding equity grants subject to performance vesting helps ensure that our directors will continue to focus on improving both short-term and long-term stockholder value. In 2005 and 2006, under the 2005 Directors' Plan, each non-employee director received 2,500 phantom stock shares annually.

        Beginning in 2007, we replaced the annual phantom stock grants to non-employee directors with annual grants of 2,500 shares of restricted stock under the 2006 Directors' Plan. Both the phantom stock shares and restricted stock have a three-year vesting period based on SPX stockholder return versus the S&P 500. On each vesting date, we compare SPX stockholder return to the performance of the S&P 500 for the prior year and for the cumulative period since the date of the grant. If SPX outperforms the S&P 500 for the prior year, the one-third portion of the grant associated with that year will vest. If SPX outperforms the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. We settle the vested portion of any phantom stock shares grant in cash. Phantom stock shares or shares of restricted stock that do not vest within the three-year vesting period in accordance with these performance requirements are forfeited. Directors receive dividends on the unvested portion of their restricted stock, but do not receive dividend equivalent payments on unvested phantom stock shares.

Deferred Compensation Program for Non-Employee Directors

        The 1997 Directors' Plan provides that each non-employee director may defer up to 100% of his or her annual retainer of $75,000. Each non-employee director who defers his or her annual retainer through this program has the option of investing any deferred amounts through a grantor trust either in the form of share units or money credits deposited in one or more funds offered by the plan's trustee. The interest rate earned on the money credits is not above-market or preferential. We distribute amounts deferred pursuant to this program to each non-employee director in a lump sum payment at the earlier of age 70 or termination of his or her service as a director of SPX.

Stock Ownership Guidelines

        Stock ownership guidelines for non-employee directors are set at three times their annual retainer. The Nominating and Governance Committee requested that each director attain the desired level of ownership within five years of the later of appointment as a director or the date the stock ownership guidelines were last increased in December 2006. Each director meets the minimum stock ownership guidelines.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2007. Mr. Kearney, our Chairman, President and CEO, receives no compensation in connection with his service as a director and, accordingly, is omitted from this table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)

J. Kermit Campbell	$91,645	$76,687	$2,720	N/A	$171,052

Sarah R. Coffin	$75,000	$70,999	$4,270	N/A	$150,269

J. Michael Fitzpatrick	$64,315	$81,829	N/A	N/A	$146,144

Emerson U. Fullwood	$75,000	$70,999	N/A	N/A	$145,999

Charles E. Johnson II (4)	$93,425	$116,750	N/A	N/A	$210,175

Albert A. Koch	$64,315	$81,829	N/A	N/A	$146,144

Michael J. Mancuso	$75,000	$70,999	N/A	N/A	$145,999

David P. Williams (4)	$25,479	$116,750	N/A	N/A	$142,229

(1)
Represents annual retainer of $75,000, the receipt of which the non-employee director may defer at his or her option. No director elected to defer any income in 2007. Mr. Campbell also received $16,645, representing the annual retainer for serving as Lead Director, pro-rated from May 4, 2007, the date he assumed that position. Mr. Johnson's annual retainer of $75,000 and $200,000 for service as Chairman of the Board were each pro-rated through May 4, 2007. Messrs. Fitzpatrick and Koch joined the Board of Directors on February 22, 2007, and received a pro-rated retainer.

(2)
Represents the FAS 123R cost of stock awards as recorded in our financial statements in 2007. See note 15 to the financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2007 for additional information regarding the calculation of these numbers. We recorded a greater expense for Messrs. Fitzpatrick and Koch because they received their 2007 grants at a later date than the other directors, when they joined the Board of Directors. We recorded a greater expense for Messrs. Johnson and Williams, due to the acceleration of vesting that occurred upon their retirement.

The FAS 123R grant date fair value of the 2,500 shares of restricted stock awarded to each of Messrs. Campbell, Fullwood, Johnson, Mancuso and Williams, and Ms. Coffin in 2007 was $46.70 per share. The FAS 123R grant date fair value of the 2,500 shares of restricted stock awarded to each of Messrs. Fitzpatrick and Koch May 4, 2007, was $59.89 per share.

(3)
Under the Directors' Retirement Plan (the "Retirement Plan"), which the Board of Directors terminated at the end of 1996, a director with ten or more years of service receives an annual pension, payable for life, equal to the annual retainer in effect at the date of the Retirement Plan's termination. A director with more than five but less than ten years of service receives a proration of the ten-year amount. Covered directors also will receive certain lump-sum payments in the event of a change in control. We have established a trust to ensure payment of benefits accrued under this Retirement Plan. Each current director covered by the Retirement Plan will receive benefits at the earlier of age 70 or termination of his or her service as a director of SPX in a lump sum payment based on the present value of his or her vested benefits at the Retirement Plan's termination. Numbers reported in this column reflect the change between December 31, 2006 and December 31, 2007 in the current present value of the vested benefits of the current directors who were covered by the Retirement Plan. The present values as of December 31, 2007 of the vested benefits of the current directors who remain covered by the Retirement Plan were as follows: Mr. Campbell, $75,287; and Ms. Coffin, $34,848.

(4)
Messrs. Johnson and Williams retired from our Board of Directors effective May 4, 2007, in accordance with our policy that a non-employee director retire from the Board of Directors at the conclusion of his or her term following his or her 70th birthday.

The total number of unvested phantom stock shares held by each of the directors at December 31, 2007, was: Mr. Campbell, 2,567; Ms. Coffin, 2,567; Mr. Fullwood, 2,561; and Mr. Mancuso, 2,501. Phantom stock shares are settled in cash. Accordingly, no director held any vested phantom stock shares at December 31, 2007.

All stock options held by directors have vested. The total number of options held by each of the directors serving as at December 31, 2007, was: Mr. Campbell, 19,800; Ms. Coffin, 23,800; Mr. Fullwood, 23,800; and Messrs. Mancuso, Fitzpatrick and Koch, 0.

OWNERSHIP OF COMMON STOCK

Directors and Officers

        The following table shows how much of our common stock the directors, named executive officers, and all officers and directors as a group beneficially owned as of March 14, 2008. The "named executive officers" are the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated officers who were serving at the end of the last fiscal year.

        Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

        The percent of SPX common stock owned is based on 53,425,524 shares outstanding as of March 14, 2008.

Directors and Named Executive Officers	Shares of Common Stock Beneficially Owned	Options Exercisable Within 60 Days	Total	Percent of Class

J. Kermit Campbell	18,210	19,800	38,010	*

Don L. Canterna	52,345	24,000	76,345	*

Sarah R. Coffin	10,780	23,800	34,580	*

J. Michael Fitzpatrick	7,000	0	7,000	*

Robert B. Foreman	126,170	54,628	180,798	*

Emerson U. Fullwood	6,467	23,800	30,267	*

Christopher J. Kearney (1)	341,944	200,000	541,944	1.0%

Albert A. Koch	5,000	0	5,000	*

Kevin L. Lilly	48,163	0	48,163	*

Michael J. Mancuso	5,000	0	5,000	*

Patrick J. O'Leary	205,228	1,308,546	1,513,774	2.8%

All directors and officers as a group (14 persons)	971,510	1,654,574	2,626,084	4.9%

*
Less than 1.0.

(1)
Does not include 455 shares owned by Mr. Kearney's son as to which Mr. Kearney disclaims beneficial ownership.

Other Principal SPX Stockholders

        Set forth in the table below is information about persons whom we know to be the beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 53,425,524 shares of our common stock outstanding on March 14, 2008.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

FMR LLC (1) 82 Devonshire Street Boston, MA 02109	8,022,802	15.0%

AXA Financial, Inc. (2) 1290 Avenue of the Americas New York, NY 10104	7,885,614	14.8%

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on February 14, 2008, FMR LLC has sole voting power with respect to 2,101 of the shares, shared voting power with respect to none of the shares, and sole dispositive power with respect to all the shares.

(2)
Based on information provided in a Schedule 13G/A filed with the SEC on February 14, 2008 by AXA Financial, Inc. and certain of its affiliated entities (collectively, the "AXA Entities"). The AXA Entities have sole voting power with respect to 4,725,383 of the shares, shared voting power with respect to 283,429 of the shares, sole dispositive power with respect to 7,885,601 of the shares, and shared dispositive power with respect to 13 of the shares. Most shares are held by AXA Financial, Inc.'s subsidiary, AllianceBernstein, which has sole voting power with respect to 3,626,587 of the shares, shared voting power with respect to 283,429 of the shares, sole dispositive power with respect to 5,487,605 of the shares, and shared dispositive power with respect to 13 of the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the New York Stock Exchange. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met, except that James A. Peters, Vice President, Operations, was inadvertently late in reporting the exercise of 30,000 options and the sale of the underlying shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee of the Board of Directors (the "Committee") sets compensation for our executive officers and oversees our executive compensation programs. The Committee is composed entirely of independent directors.

        This discussion includes references to performance targets. We use these targets exclusively in the context of executive compensation, and they should not be used for any other purpose, or regarded as an indication of management's expectations of future results.

Executive Compensation Philosophy

        The Committee considers many facts and circumstances when designing and setting compensation for our named executive officers, but follows these guiding principles:

  •
  Compensation Should Reward Performance

  •
  Compensation Should Align the Interests of Named Executive Officers with Those of our Long-Term Stockholders

  •
  Compensation Should Support our Business and Human Capital Strategies

  •
  Compensation Should Attract, Motivate and Retain Quality Named Executive Officers

Executive Compensation Practices

        The Committee believes that compensation should be tailored to the prevailing business and competitive environment. Accordingly, it does not rely primarily on formula-driven compensation, but rather exercises judgment in awarding compensation. Our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to consistently deliver superior results.

        The Committee also believes that the percentage of incentive-based pay should increase along with responsibility and authority. For our senior-level management, and in particular for our named executive officers, a significant majority of current compensation (which we define as salary, target bonus and equity awards) is incentive-based. Cash incentive payments are offered in the form of bonuses (we refer to "bonuses" and "non-equity incentive plan compensation" interchangeably in this document), and are based on operating performance. Equity incentive awards to named executive officers are granted in the form of restricted stock, and are designed to reward increased stock price and to aid in retention. We believe that the combination of these two incentives works to most effectively achieve our compensation philosophy. We also offer our named executive officers perquisites, retirement and termination benefits designed to be competitive with those offered at our peer companies.

        The Committee has retained an individual, employed by Watson Wyatt, as its outside compensation advisor. The outside compensation advisor provides no services to our company other than advice to and services for the Committee relating to compensation of our executive officers, and the Nominating and Governance Committee relating to director compensation. Watson Wyatt, the employer of the outside compensation advisor, provides services to our company including advice relating to non-executive officer compensation, retirement and pension plan administration and actuarial work, healthcare strategy and pricing, due diligence and integration in connection with mergers and acquisitions, technology solutions and survey data services. The Committee has determined that its outside compensation advisor provides objective and competent advice, and has adopted protocols to help ensure that the outside compensation advisor continues to offer objective advice.

        The Committee reviews named executive officer compensation at least annually, with a thorough review typically conducted at its December meeting. Targets for the bonus plans are usually set at the Committee's February meeting.

        Management serves an important role in the compensation-setting process. The most significant aspects of management's role are as follows:

  •
  Our human resources department prepares materials for the Committee, as does the Committee's outside compensation advisor.

  •
  Our CEO provides his evaluation of the performance of each of the other named executive officers.

  •
  Management prepares and recommends business performance targets and objectives.

  •
  Our CEO offers recommendations regarding salary levels, bonus targets and equity awards for each named executive officer other than himself.

        Our named executive officers are judged primarily on the performance of the company. Additional, subjective assessments take various forms, but include direct assessments of performance, formal Talent Assessment Process reviews, and compliance with leadership standards. Our CEO and our human resources department use these assessments to develop pay recommendations for our named executive officers other than the CEO. These recommendations are reviewed with the Committee's outside compensation advisor and then shared with the Committee. The Committee establishes and approves all elements of compensation for our Chairman, President and CEO based on input from and conversations with the Committee's outside compensation advisor. The Committee's outside compensation advisor reviews compensation recommendations for the other executive officers, based primarily on market considerations, and offers his input. Management and the Committee's outside compensation advisor discuss their recommendations prior to presenting them to the Committee. The Committee then considers the recommendations in setting compensation for each named executive officer.

        The companies against which the Committee benchmarks compensation for each named executive officer are:

• American Standard Cos. Inc.	• Dover Corp.	• Parker-Hannifin Corp.
• Carlisle Cos, Inc.	• Flowserve Corp.	• Pentair, Inc.
• Crane Co.	• Goodrich Corp.	• Rockwell Automation
• Cooper Industries, Ltd.	• Harsco Corp.	• Textron, Inc.
• Cummins Inc.	• Ingersoll-Rand Co. Ltd.	• Timken Co.
• Danaher Corp.	• ITT Corp.

        The Committee's outside compensation advisor is primarily responsible for selecting the peer companies and providing the benchmark analysis. The list of peer companies is reviewed by management and approved by the Committee. The companies selected are industrial manufacturing companies from the Capital Goods sector, as classified by Standard and Poors. The companies are similar in size and have characteristics similar to SPX, and are companies against which we compete for talent. Factors considered in determining the peer group include revenues, employee count, equity market capitalization, total assets, operating income, net income, return on equity, return on assets, and total stockholder return over one, three and five years. A variety of compensation surveys that provide market data for comparably sized companies across a large number of general industrial and manufacturing companies were used to supplement the peer group data, including the Watson Wyatt Data Services 2006/07 Top Management Report, and the William M. Mercer 2006 Executive Compensation Survey. The outside compensation advisor used regression analysis to adjust for size.

        We do not directly tie the compensation of our named executive officers to levels offered at other companies. As a general matter, the Committee seeks to award current compensation (salary, target bonus, and equity grants) for named executive officers between the 50th and the 75th percentile of the market among comparable peer companies. The peer company compensation analysis, however, is just one of several tools the Committee uses in setting compensation. Compensation outside the target levels is awarded for reasons that may include market forces, company or individual performance, length of service, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.

2007 Compensation

        The Committee places particular emphasis on company performance when setting compensation for our named executive officers, due to the impact these officers have on our performance. Some key items noted by the Committee in setting compensation for 2007 included:

  •
  We made progress in each of our key operating initiatives—lean enterprise, supply chain management, new product development, organizational development, emerging markets and information technology—which led to improvements in our operations, productivity and margins.

  •
  We used our financial strength and flexibility, achieved in recent years under this management team, strategically and in a manner consistent with our public communications—repurchasing a significant number of shares and selectively acquiring businesses.

  •
  We achieved strong organic revenue growth, increased operating margins, and increased free cash flow.

  •
  We focused on our strategic platforms, leveraging global presence, leading market share positions, innovation, and the divestiture of non-core businesses. This allowed us to deploy additional capital towards our strategic platforms, led to expansion in emerging markets and product development, and resulted in significant expansion in key markets and product lines.

  •
  We created stockholder value, resulting in total stockholder returns of 36.1% versus 15.8% for the S&P 500 for the period from January 1, 2006 through December 31, 2006. Improvement continued in 2007, with returns of 70.15% versus 5.49% for the S&P 500 for the period from January 1, 2007 through December 31, 2007.

        The following sections describe each element of our executive compensation program.

Base Salary

        Base salary is designed to offer guaranteed, competitive income. In setting base salary, the Committee considers the salary and total compensation market data in the context of the named executive officer's role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to our results.

        Following its review of peer companies, the Committee determined that Mr. Canterna's 2006 salary fell below, and that Mr. Lilly's salary fell at the low end of, the target 50th to 75th percentile range for equivalent named executive officers at peer companies. Mr. Lilly received an increase of $50,000, or 14%, to $400,000, in recognition of his promotion to Senior Vice President and as a result of the peer group analysis. Mr. Canterna received an increase of $39,500, or 11%, to

$400,000, as a result of the peer group analysis. The 2007 salary increases for the other named executive officers averaged 4%, in line with the market and our overall budget for salary increases for all employees.

Annual Bonuses

        Bonuses are designed to reward our named executive officers for the operational performance of the company. We believe that operational excellence translates to stockholder value and that, by rewarding operational performance, bonuses serve to align the interests of our senior-level management with those of our long-term stockholders. Because our bonuses are tied to operating and cash flow performance, they support our business and human capital strategies.

        We pay our executive officers bonuses pursuant to our Executive Annual Incentive Plan (the "162(m) Plan"), which was approved by our stockholders in 2006 and is designed to meet the requirements of Section 162(m) of the Internal Revenue Code for performance-based compensation. Our other senior-level management receive bonuses pursuant to our Executive Annual Incentive Plan (the "Executive Bonus Plan").

        Under the 162(m) Plan, early in each year the Committee specifies one or more company performance goals and the maximum bonus payable to each executive officer if we achieve the performance goal or goals. In 2007, the maximum bonus payable under the 162(m) Plan was 200% of target bonus. Following the end of the year, if we achieve the performance goals, the amount actually payable to each named executive officer is determined by the Committee in its sole discretion, but may not exceed the maximum bonus specified in the award for that year. The 162(m) Plan performance goal was met for 2007.

        In each year since the inception of the 162(m) Plan, the Committee has based its determination of the actual bonuses payable under the 162(m) Plan by reference to the bonus matrix used to determine bonus payments under the Executive Bonus Plan (discussed below under "Company and Segment Performance"), as modified by the personal performance evaluation discussed below.

  Bonus Targets

        We set target bonuses at a percentage of salary. As a general matter, the percentage increases as the responsibility and authority of the employee increases, thereby both acknowledging the greater influence on company performance exercised by senior-level management and ensuring that those most able to impact our company performance have a greater percentage of their total compensation tied to our company's performance.

        The Committee increased Mr. Kearney's target bonus from 100% to 125% of his salary for 2007, based on its determination that his bonus and total compensation each fell below the peer group median for his role as Chairman, President and CEO of our company, and its desire to maximize the portion of his compensation based on company performance. The Committee did not increase target bonuses for any other named executive officer for 2007, maintaining targets of 100% of salary for our Executive Vice Presidents and 80% of salary for the other named executive officers, because it determined that the pre-existing bonus levels were competitive and appropriate to both motivate and reward each named executive officer for our company's recent performance.

  Company and Segment Performance

        In 2007, as has been the case in recent years, the Executive Bonus Plan matrix for corporate employees had Bonus Profit Margin on one axis and Bonus Cash Flow on the other. Bonuses equal to 0% to 200% of target bonus could have been paid, with increasing awards received as performance increased in one or both of these metrics. Bonus Profit Margin, as described below, was selected as a metric because we believe operating results are critical to the success of the company. Bonus Cash Flow, as described below, was selected as a metric because we believe cash flow is a key measure of the performance and health of our company. Combined, these metrics were designed to reward improving corporate performance by managing corporate overhead expenses, improving the quality and volume of earnings, and efficient use of capital. Further, these metrics align with our public communications and internal business goals and we believe they are transparent, understandable and consistent with compensation plans at other industrial companies.

        No corporate bonus would have been awarded under the Executive Bonus Plan for 2007 if we had not achieved at least a Bonus Profit Margin of 8.9% and $287 million in Bonus Cash Flow; 100% of target bonus would have been awarded with Bonus Profit Margin of 9.4% and $327 million in Bonus Cash Flow; and 200% of target bonus would have been awarded with a Bonus Profit Margin of at least 9.9% and at least $367 million in Bonus Cash Flow. Improvement over our Bonus Profit Margin 2006 results was required for any bonus payment in 2007. The plan was designed so that target bonus would be paid if we achieved a 50 basis point improvement. Bonus Cash Flow targeted achieving an operating cash flow performance equal to targeted net income plus depreciation.

        The bonus targets for four of our named executive officers were based on the corporate metrics. Mr. Canterna's bonus was based in equal parts on corporate and Flow Technology metrics, in recognition of his role as leader of that segment. The Flow Technology segment bonus metrics were similar to the corporate metrics, but substituted operating income for Bonus Profit Margin because our senior-level management and Board of Directors, including the Committee, believe that improvement of Flow Technology operating income is a key way for that segment to drive stockholder value.

        No Flow Technology bonus would have been awarded if the segment had not achieved at least $147.5 million in operating income and $137.9 million in Bonus Cash Flow; 100% of target bonus would have been awarded with $169.9 million in operating income and $183.8 million of Bonus Cash Flow; and 200% of target bonus would have been awarded with $221.7 million in operating income and $229.7 million of Bonus Cash Flow.

        Our corporate results in 2007 were Bonus Profit Margin of 10.42% and Bonus Cash Flow of $423 million. Accordingly, the Committee decided that each of our named executive officers whose bonus was determined exclusively by the corporate metrics was eligible to receive a bonus payment at the 200% level in 2007. The Flow Technology segment delivered $193.1 million in operating income and $185.2 million in Bonus Cash Flow performance, leading to a bonus level of 128.10%. As stated above, because Mr. Canterna is the head of the Flow Technology segment, half of the bonus payment for which he was eligible was based on the corporate metrics with the other half based on the metrics for the Flow Technology segment. Accordingly, the Committee decided that Mr. Canterna was eligible to receive a total bonus payment equal to 164.05% of his target bonus.

        Bonus Profit Margin is adjusted operating income divided by net revenues. Adjusted operating income is operating income excluding stock-based compensation expense, pension expense or income, goodwill and other non-cash asset impairments, material profits or losses on acquisitions or dispositions, and other similar items, subject to Committee approval. Bonus Cash Flow is operating cash flow from continuing operations, excluding non-operating gains or losses, material pension funding requirements, material operating cash performance from acquisitions or dispositions, tax recapture payments, and other similar items, subject to Committee approval. The excluded items are designed to eliminate factors beyond the control of company employees in the measurement year, focusing employees, including named executive officers, on real operating performance, or to eliminate possible disincentives to acting in the best interest of our stockholders. For example, the disposition of a non-core business may be expected to have long-term benefits, but the loss of profits and cash flow from the business may have the impact of reducing bonuses in the year in which the business was sold. Conversely, a proposed acquisition, while boosting bonus in the short term, may have doubtful long-term benefits.

  Individual Performance

        The Committee determined in 2007 that payment of 20% of the bonus for which each named executive officer was otherwise eligible based on company performance as described above should also be contingent on individual performance. For example, if a named executive officer was eligible for a bonus payment of $100 based on company performance, he would receive $80 of the $100 without further condition. Payment of the remaining $20 would be contingent on his individual performance. After reviewing the performance of our company under the leadership of each officer, together with the additional subjective assessments described above, the Committee determined that the individual performance of each named executive officer entitled him to payment of the full personal performance component of his bonus.

        In connection with its 2007 review of our compensation plan design, the Committee determined that the Executive Bonus Plan should in the future focus exclusively on company or segment performance. Factors considered by the Committee in making this decision included similar plans in place at peer companies, as well as the importance of operational performance improvements. In addition, the Committee determined that individual performance was adequately reflected in other compensation decisions, as well as decisions relating to promotion and retention. Accordingly, beginning in 2008, we intend bonus awards under the Executive Bonus Plan to be determined entirely by the company and/or segment performance metrics.

Equity-Based Awards

        We award annual grants of restricted stock pursuant to our 2002 Stock Compensation Plan with performance vesting thresholds to eligible SPX employees, including named executive officers. We design restricted stock grants to promote long-term stock ownership and expose senior-level management, including named executive officers, to the risks and rewards faced by our long-term stockholders. Because restricted stock vests over three years, and only vests if our stock outperforms the S&P 500, it also has significant employee retention value and continues to tie the interests of our named executive officers to those of our stockholders even after it is awarded. We believe that these principles are so important, and so well-served by equity awards, that stock grants are the most significant component of current compensation of our named executive officers.

        Each annual grant of restricted stock is made in three tranches. The three tranches vest in equal amounts over three years, but only if SPX total stockholder return exceeds the S&P 500 for the prior year or for the cumulative period since the grant date. If SPX's total stockholder return exceeds the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. All the 2005 restricted stock grants have vested, two-thirds of the 2006 restricted stock grants have vested, and one-third of the 2007 restricted stock grants have vested, as a result of SPX's total stockholder return exceeding that of the S&P 500 index for each of 2005, 2006 and 2007.

        Our practice has been to grant equity awards based on the number of shares awarded, rather than share value, because we believe this practice rewards excellent performance as reflected in increasing stock price by increasing the value of shares awarded, and reduces compensation in times of declining stock price by reducing the value of shares awarded. The Committee awarded Messrs. Kearney, O'Leary and Foreman 100,000, 35,000 and 35,000 shares, respectively at the beginning of 2007, the same amounts awarded in 2006. The significant appreciation in our stock price increased the initial value of the awards, thereby rewarding our senior-level management, including our named executive officers, for our performance, without an increase in the total number of shares awarded. Mr. Canterna received 17,500 shares in 2007, an increase of 2,500 shares from 2006, due to the Committee's determination that his total compensation fell below the median for equivalent named executive officers at our peer companies. Mr. Lilly received 17,500 shares in 2007, an increase of 5,500 shares from 2006, due to the Committee's determination that his total compensation fell below the median for equivalent named executive officers at our peer companies and in recognition of his promotion to Senior Vice President.

        Given the magnitude of the increase in the price of our stock during 2007, and the resulting projected cost of stock awards to our company, we decided to generally reduce the number of shares awarded to our employees in 2008. In the interest of being consistent with our decision to generally reduce the number of shares awarded to our employees, the Committee also decided to reduce the number of shares awarded to our named executive officers. Accordingly, the 2008 equity awards to Messrs. Kearney, O'Leary and Foreman were reduced to 90,000, 31,500 and 31,500 shares, respectively. Mr. Lilly received 17,500 shares, the same number as in 2007, due to the Committee's determination that his total compensation fell at the low end of the 50th to 75th percentile range for equivalent named executive officers at our peer companies. Mr. Canterna received 17,500 shares, the same number as in 2007, due to the Committee's determination that his total compensation fell at the low end of the 50th to 75th percentile range for equivalent named executive officers at our peer companies and in recognition of his increased responsibilities, as the Flow Technology segment increased significantly in size due to the acquisition of APV, a global manufacturer of process equipment and engineering solutions.

        The Committee also may make, and in the past has made, special grants to named executive officers, which grants may be subject to performance or time vesting as described more fully under "Equity Grants Practices" below.

        We pay dividends on all unvested restricted stock to the extent dividends are paid on SPX common stock, and these dividends are considered part of the overall officer compensation package and are not subject to risk of forfeiture.

Equity Grants Practices

        The Committee approves annual restricted stock grants at its December meeting preceding the grant year, and determines the effective date of these awards without regard to current or anticipated stock price levels or the release of material non-public information. Rather, consistent with the calendar year performance measurement periods applicable to the awards, the Committee sets the first trading day of the grant year as the effective date. The Committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment.

        The Committee has delegated authority to our Chairman, President and CEO to grant a limited number of equity awards to persons other than Section 16 officers of SPX. These awards may be subject to performance or time vesting, and may not exceed 15,000 shares to any person at one time or more than 75,000 shares in the aggregate per fiscal year. The Committee reviews grants made pursuant to this authority at least annually.

        We have not granted stock options to any employee since 2003.

Other

        Total current compensation for each of Messrs. Kearney, Canterna and Lilly fell between the 50th and 75th percentile of comparable officers at peer companies in 2007. Each of Mr. Foreman and Mr. O'Leary received total current compensation above the 75th percentile of comparable officers at peer companies for that period. The increase in value of our stock over the past few years is a key reason that Messrs. Foreman and O'Leary's compensation was above the 75th percentile in 2007. As explained under "Equity-Based Awards" above, the Committee's practice is to award shares based on the number of shares awarded rather than value, and the significant increase in the value of our stock in the last few years has caused their compensation to increase. The Committee does not consider it appropriate to reduce other compensation to our named executive officers to offset any increase they may receive based on increased value of our stock. Additionally, the Committee has determined that Mr. O'Leary's compensation is appropriate due to his long service with the company, excellent results achieved under his leadership, his personal performance, and a desire to ensure his retention. The Committee has determined that Mr. Foreman's compensation is appropriate due to the above-mentioned considerations, in addition to the fact that Mr. Foreman's responsibilities, which include heading both the Human Resources and Asia Pacific operations, may be more extensive than those of officers in the peer company data against which his compensation was benchmarked.

Other Benefits and Perquisites

        We believe the perquisites and benefits we offer are cost effective, in that they command a higher perceived value to the named executive officer than our actual costs. We provide these benefits to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies.

        In connection with the relocation of our headquarters to Charlotte, North Carolina in 2002, all our then-employees who relocated, including Messrs. Kearney, O'Leary and Foreman, were eligible to receive interest-free, 20-year relocation loans to finance the purchase of a principal residence. We offered this benefit to induce employees to relocate, and in consideration of the prevalence of such arrangements at the time. Each of Messrs. Kearney, O'Leary and Foreman received loans in the amount of $1.5 million (which in each case remains the outstanding balance), secured by a mortgage on the related residence. Employees who availed themselves of this loan, including the named executive officers, are required to repay the loan if they cease to be employed by us, sell the residence, change their principal residence, or are transferred from the corporate headquarters. The loan will be forgiven in the event of death, disability or a change in control.

        In accordance with a five-year arrangement beginning in 2003, we granted shares of restricted stock annually to Messrs. Kearney, O'Leary and Foreman to provide them a "true-up" for their respective state tax increases incurred as a result of the relocation of SPX's corporate headquarters from Muskegon, Michigan to Charlotte, North Carolina. These restricted shares vested on June 30th of the year granted. In 2007, "true-up" grants were awarded as follows: Mr. Kearney, 3,295 restricted shares; Mr. O'Leary, 4,940 restricted shares; and Mr. Foreman, 6,497 restricted shares. These awards increased over the prior year in response to increased compensation of these named executive officers. These were the final grants to be made under this arrangement.

        In addition, our CEO may utilize our aircraft for personal travel for himself and his spouse. Our other named executive officers may be permitted personal use of our aircraft for themselves and their spouses if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX business.

        See the Summary Compensation Table and accompanying footnotes for a full listing of named executive officer perquisites.

Retirement and Deferred Compensation Plans

        The named executive officers participate in the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"). Some of the named executive officers are also participants in the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan (the "SIARP").

        We believe the executive retirement program plays a key role in attracting and retaining executive talent. The TMP is the most significant element of this program, and has been in place for over 20 years (since October 22, 1985). Messrs. Kearney, O'Leary and Foreman, our longer-serving named executive officers, have credited service in the TMP since 1997, 1996 and 1999, respectively. In 2005, in response to changing practices in connection with retirement agreements, the Committee reduced benefits provided by the TMP for officers hired or elevated on or after August 24, 2005. These changes include a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a 50% survivorship benefit. The Committee's practice is not to attempt to retroactively reduce benefits we have agreed to provide to our officers. For this reason, and in recognition of the significant efforts made and results achieved by our then-existing officers, the Committee did not request that officers hired or elevated prior to August 24, 2005 agree to a reduction in their TMP benefits. The Summary Compensation Table, on p. 31 and the Pension Benefits Table, on p. 40, and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, IARP and SIARP. Retirement benefits payable upon a named executive officer's termination of employment are quantified and described in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 44.

        Named executive officers and other senior-level management are eligible to participate in the SPX Corporation Retirement Savings and Stock Ownership Plan (the "401(k) Plan") and the SPX Corporation Supplemental Retirement Savings Plan (the "SRSP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. See the Nonqualified Deferred Compensation Table for 2007 and accompanying narrative and footnotes, beginning on p. 42, for more information on these plans.

Termination and Change-in-Control Provisions

        The Committee designs termination and change-in-control provisions to be competitive with those offered at our peer companies. Our severance arrangements are also designed to protect stockholder interests by stabilizing management during periods of uncertainty. Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control.

        Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Because our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance, and because severance agreements represent a contractual obligation of our company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. Decisions relating to other elements of compensation have, however, reduced potential obligations upon certain termination events, particularly termination upon change in control.

        In some termination scenarios and in the case of a change in control, described more fully under "Potential Payments Upon Termination or Change-in-Control," beginning on p. 44, the named executive officers become immediately vested in all SPX equity awards, including shares subject to performance vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control. We also believe that vesting upon a change in control without termination ("single trigger" treatment) benefits our stockholders because it:

  •
  is the prevalent approach among our peer companies and therefore supports the competitiveness of our equity awards and total compensation;

  •
  provides greater certainty as to how outstanding awards would be treated after a change in control; and

  •
  helps to ensure that all employees are treated equitably with respect to outstanding equity grants regardless of what happens to their employment status as a result of the change in control.

        Termination and Change-in-Control Agreements are further discussed and quantified in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 44.

Stock Ownership Guidelines

        We set stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Chief Operating Officer	400% of salary
Other Executive Officers	300% of salary
Other executives designated by the Committee	100% - 200% of salary

        Shares held in family trusts, shares held in retirement plan accounts, unvested restricted shares and share units subject only to time vesting restrictions, and 70% of unvested restricted shares and share units subject to performance vesting conditions are deemed to be owned shares for purposes of these guidelines. Unexercised stock options are excluded. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer. Each named executive officer currently meets the minimum stock ownership requirements.

Tax Matters

        The Committee seeks to structure executive compensation in a tax efficient manner. It reviews compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. For example, in 2006 we received stockholder approval of a new executive bonus plan and an amended and restated stock compensation plan, both of which were designed to maximize tax deductibility of those elements of compensation under Section 162(m). To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax deductible.

Impact on Compensation from Misconduct

        If the Board of Directors were to determine that a named executive officer had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose the appropriate discipline on the wrongdoer. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.

        The Committee has no formal policy beyond the requirements of the Sarbanes-Oxley Act of 2002, other than as set forth below, to retroactively adjust compensation in the event of a restatement of financial or other performance results. The Executive Annual Incentive Plan applicable to executive officers beginning in 2006 provides for repayment or forfeiture of Incentive Bonuses under specified circumstances if the company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any Incentive Bonus payment earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement must be paid back to the company. To the extent that such Incentive Bonus was deferred under a nonqualified deferred compensation plan maintained by the company rather than paid to the executive officer, the amount of bonus deferred (and any earnings from it) must be forfeited.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the SPX Board of Directors includes three directors, each of whom is independent, as defined under SEC rules and the listing standards of the New York Stock Exchange. Additionally, each member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX's Compensation Discussion and Analysis on behalf of the Board of Directors.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and SPX's annual report on Form 10-K for the year ended December 31, 2007.

Compensation Committee
Sarah R. Coffin, Chairperson J. Kermit Campbell Emerson U. Fullwood Albert A. Koch

Summary Compensation Table for 2007

        This table summarizes the compensation for the named executive officers. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our three most highly compensated officers who were serving as officers as of December 31, 2007.

Name and Principal Position	Year	Salary ($) (1)		Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)		All Other Compensation ($) (10)			Total ($)

Christopher J. Kearney Chairman, President, and CEO	2007 2006	$ $	1,000,000 950,000	$ $	4,976,843 3,531,471	$ $	2,500,000 1,829,985	$ $	2,119,080 1,446,538	$ $	570,894 407,658	(5)	$ $	11,166,817 8,165,652

Patrick J. O'Leary Executive Vice President, Treasurer and CFO	2007 2006	$ $	805,000 777,000	$ $	2,609,929 2,336,067	$ $	1,610,000 1,496,735	$ $	600,972 765,702	$ $	591,373 301,732	(6)	$ $	6,217,274 5,677,236

Robert B. Foreman Executive Vice President, Human Resources, President, Asia Pacific	2007 2006	$ $	595,000 575,000	$ $	2,395,974 1,813,083	$ $	1,190,000 1,107,623	$ $	649,376 501,346	$ $	691,148 275,662	(7)	$ $	5,521,498 4,272,714

Don L. Canterna Segment President, Flow Technology	2007 2006	$ $	399,241 360,298	$ $	1,071,047 989,185	$ $	524,960 515,558	$ $	215,206 98,070	$ $	88,998 122,686	(8)	$ $	2,299,452 2,085,797

Kevin L. Lilly Senior Vice President, Secretary and General Counsel	2007		$400,000		$947,868		$640,000		$142,348		$98,683	(9)		$2,228,899

(1)
Named executive officers are eligible to defer up to 50% of their salaries into the SPX Corporation Retirement Savings & Stock Ownership Plan, a tax-qualified retirement savings plan (the "401(k) Plan") (up to applicable IRS limits), and up to 50% of their salaries into the SPX Corporation Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the "SRSP"). In 2007, the named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$15,500	$171,641

Mr. O'Leary	$15,500	$106,817

Mr. Foreman	$11,444	$81,691

Mr. Canterna	$3,808	$0

Mr. Lilly	$8,502	$19,385

(2)
Represents the FAS 123R cost of equity awards as recorded in our financial statements in 2007 and 2006, respectively. See note 15 to the consolidated financial statements contained in our Annual Reports on Form 10-K for the period ended December 31, 2007, and December 31, 2006, respectively, for additional information regarding the calculation of these numbers. The amounts shown exclude the effects of estimated forfeitures related to service-based vesting conditions. The reported cost consists of the following grants made under our 2002 Stock Compensation Plan: (i) annual grants made on, in the case of Messrs. Kearney, O'Leary and Foreman, February 18, 2004, in the case of Messrs. Canterna and Lilly, January 30, 2004; (ii) annual grants made on, in the case of Messrs. Kearney, O'Leary and Foreman,

  January 3, 2005, in the case of Messrs. Canterna and Lilly, March 7, 2005; (iii) grants made upon conversion of EVA bank balances (described below) on, in the case of Messrs. Kearney, O'Leary and Foreman, May 6, 2005, in the case of Mr. Canterna, July 15, 2004; (iv) annual grants made on January 3, 2006; (v) grants made on February 20, 2007 to "true-up" certain named executive officers for state tax increases incurred as a result of the relocation of SPX's corporate headquarters to Charlotte, North Carolina; and (vi) annual grants made on January 3, 2007. See the Grants of Plan-Based Awards table, on p. 35, for more information on these grants.

(3)
In 2008, the year in which they received the 2007 non-equity incentive compensation award, the following named executive officers deferred the following portions of their non-equity incentive compensation awards into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$0	$500,000

Mr. O'Leary	$0	$402,500

Mr. Foreman	$1,635	$119,000

Mr. Canterna	$7,019	$0

Mr. Lilly	$12,984	$196,654

(4)
The change in pension value is based on assumed discount rates of 6.00% at December 31, 2006 and a weighted average discount rate of 6.68% at December 31, 2007. There were no above-market earnings on non-qualified deferred compensation to report for any of the named executive officers in 2007.

(5)
Mr. Kearney received $570,894 in All Other Compensation, including:

•
$25,856, representing the cost to us for personal use of our aircraft;

•
$215,612 for the tax gross-up on the restricted share "true-up" described in footnote (2) above;

•
$11,250 in matching contributions to the 401(k) plan;

•
$130,249 in matching contributions to the SRSP;

•
$79,650 that he was deemed to receive in 2007 representing the market interest rate on the $1.5 million interest-free loan that he received in November, 2001, in connection with his relocation to Charlotte, North Carolina;

•
$30,000 in charitable matching contributions; and

•
$24,061 representing the change in value between December 31, 2006 and December 31, 2007 of the key manager life insurance benefit, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively.

The remaining $54,217 consisted of a car allowance; country club dues and applicable tax gross-up; financial planning and applicable tax gross-up; applicable tax gross-up on the personal use of the company aircraft; executive physical; use of our sports/entertainment boxes; the change in the value of the executive retiree medical benefit between December 31, 2006 and December 31, 2007, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively; and coverage under the long term executive disability plan.

(6)
Mr. O'Leary received $591,373 in All Other Compensation, including:

•
$323,254 for the tax gross-up on the restricted share "true-up" described in footnote (2) above;

  •
  $11,250 in matching contributions to the 401(k) plan;

  •
  $103,837 in matching contributions to the SRSP;

  •
  $79,650 that he was deemed to receive in 2007 representing the market interest rate on the $1.5 million interest-free loan that he received in November, 2001, in connection with his relocation to Charlotte, North Carolina;

  •
  $30,000 in charitable matching contributions; and

  •
  $12,660 representing the change in value between December 31, 2006 and December 31, 2007 of the key manager life insurance benefit, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively.

    The remaining $30,722 consisted of a car allowance; country club dues and applicable tax gross-up; executive physical; use of our sports/entertainment boxes; the change in the value of the executive retiree medical benefit between December 31, 2006 and December 31, 2007, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively; and coverage under the long-term executive disability plan.

(7)
Mr. Foreman received $691,148 in All Other Compensation, including:

•
$425,138 for the tax gross-up on the restricted share "true-up" described in footnote (2) above;

•
$11,250 in matching contributions to the 401(k) plan;

•
$73,881 in matching contributions to the SRSP;

•
$84,000 that he was deemed to receive in 2007 representing the market interest rate on the $1.5 million interest-free loan that he received in February, 2002, in connection with his relocation to Charlotte, North Carolina;

•
$30,000 in charitable matching contributions; and

•
$10,310 representing the change in value between December 31, 2006 and December 31, 2007 of the key manager life insurance benefit, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively.

    The remaining $56,569 consisted of a car allowance; country club dues and applicable tax gross-up; financial planning and applicable tax gross-up; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; applicable tax gross-up on the personal use of the company aircraft; the change in the value of the executive retiree medical benefit between December 31, 2006 and December 31, 2007, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively; and coverage under the long-term executive disability plan.

(8)
Mr. Canterna received $88,998 in All Other Compensation, including:

•
$10,125 in matching contributions to the 401(k) plan;

•
$25,351 in country club dues;

•
$12,178 for the tax gross-up on the country club dues; and

•
$22,030 representing the change in value between December 31, 2006 and December 31, 2007 of the key manager life insurance benefit, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively.

    The remaining $19,314 consisted of a car allowance; financial planning and applicable tax gross-up; executive physical; the change in the value of the executive retiree medical benefit between December 31, 2006 and December 31, 2007, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively; coverage under the long-term executive disability plan; and use of our sports/entertainment boxes.

(9)
Mr. Lilly received $98,683 in All Other Compensation, including:

•
$11,250 in matching contributions to the 401(k) plan;

•
$35,718 in matching contributions to the SRSP;

•
$16,490 representing the change in value between December 31, 2006 and December 31, 2007 of the key manager life insurance benefit, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively.

    The remaining $35,224 consisted of a car allowance; country club dues and applicable tax gross-up; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; applicable tax gross-up on the personal use of the company aircraft; the change in the value of the executive retiree medical benefit between December 31, 2006 and December 31, 2007, based on assumed discount rates of 6.00% and 6.32% on those dates, respectively; and coverage under the long-term executive disability plan.

(10)
The SPX Foundation (the "Foundation") will make matching donations for charitable contributions for any employee or non-employee director up to a total of $20,000 per annum. The Foundation will make matching contributions for each named executive officer up to a total of $50,000 per annum. Amounts reported are matching amounts in excess of the $20,000 match available to all employees.

  The cost to us for the personal use of our aircraft includes the variable costs of using the aircraft, including fuel, travel expenses for the crew, airport fees and food and beverages.

        The above benefits are provided pursuant to the terms of employment agreements with each named executive officer. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and with respect to Messrs. Canterna and Lilly, a different employment term duration. The agreements have a rolling two-year term with the exception of the agreements of Messrs. Canterna and Lilly, which have a rolling one-year term. The expiration date is automatically extended by one day for each day of the term that elapses.

        Under the agreements, we are not permitted to reduce the annual base salary rate without the named executive officer's consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity-based compensation plans that we establish or maintain for our officers. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are continued pursuant to the agreements.

        See "Compensation Discussion and Analysis" beginning on p. 20, for further discussion and explanation of each element of compensation.

Grants of Plan-Based Awards for 2007

        The following table provides information regarding equity and non-equity awards granted to the named executive officers for 2007.

	Grant Date (1)	Award Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards

Name			Target ($) (2)	Target (#) (3)	(#) (4)	($) (5)

Christopher J. Kearney Chairman, President, and CEO	1/3/2007 2/21/2007	2/21/2007 12/12/2006	$2,500,000	100,000	3,295	$ $	4,670,000 236,515

Patrick J. O'Leary Executive Vice President, Treasurer & CFO	1/3/2007 2/21/2007	2/21/2007 12/12/2006	$1,610,000	35,000	4,940	$ $	1,634,500 354,593

Robert B. Foreman Executive Vice President, Human Resources, President, Asia Pacific	1/3/2007 2/21/2007	2/21/2007 12/12/2006	$1,190,000	35,000	6,497	$ $	1,634,500 466,355

Don L. Canterna Segment President, Flow Technology	1/3/2007	2/21/2007 12/12/2006	$640,000	17,500	0		$817,250

Kevin L. Lilly Senior Vice President, Secretary and General Counsel	1/3/2007	2/21/2007 12/12/2006	$640,000	17,500	0		$817,250

(1)
The Compensation Committee approves annual restricted stock grants and participation in the 162(m) Plan bonuses at the December Compensation Committee meeting preceding the grant year. The Compensation Committee determines the effective date of stock awards without regard to current or anticipated stock price levels or the release of material non-public information. Rather, consistent with the calendar year performance measurement periods applicable to such awards, the Committee sets the first trading day of the grant year as the effective date for stock awards. Bonus targets for 2007 were set at the February 21, 2007 meeting. True-up awards are granted at and awarded as of the Compensation Committees' February meeting. See Footnote 4 for more information.

(2)
Represents the maximum amount payable under the 162(m) Plan if the performance target is reached, subject to the Committee's ability, in its sole discretion, to reduce the amount actually paid. In 2007, the Committee determined the amount payable under the 162(m) Plan by reference to the Executive Bonus Plan performance matrix, as discussed above under "Compensation Discussion and Analysis—2007 Compensation—Annual Bonuses". The following table shows the minimum, target and maximum payouts in the Executive Bonus Plan matrix, upon which the Committee based the 2007 bonus payments of our named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Threshold ($)	Target ($)	Maximum ($)

Christopher J. Kearney	$312,500	$1,250,000	$2,500,000

Patrick J. O'Leary	$201,250	$805,000	$1,610,000

Robert B. Foreman	$148,750	$595,000	$1,190,000

Don L. Canterna	$120,000	$320,000	$640,000

Kevin L. Lilly	$80,000	$320,000	$640,000

(3)
Assumes all stock will vest. See "Compensation Discussion and Analysis—2007 Compensation—Equity-Based Awards," beginning on p. 25, for a description of the performance vesting requirements.

(4)
In accordance with a five-year arrangement adopted by the Compensation Committee on December 20, 2002, effective as of January 2003, we granted restricted shares annually to Messrs. Kearney, O'Leary and Foreman to "true-up" these individuals for their respective state tax increases incurred as a result of the relocation of SPX's corporate headquarters from Muskegon, Michigan to Charlotte, North Carolina. These awards vest on June 30 of the year granted. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007 for the assumptions made in the valuation of these awards.

(5)
Represents the FAS 123R grant date fair market value, based on the closing price of our stock on the day prior to the grant. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007 for the assumptions made in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End 2007

        The following table sets forth information detailing the outstanding equity awards held by each of our named executive officers at December 31, 2007.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1)($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)

Christopher J. Kearney	50,000 50,000 50,000 50,000	$ $ $ $	38.90625 48.4400 69.4300 38.5700	1/3/2010 1/2/2011 1/2/2012 1/2/2013	6,473	(2)		$665,748	100,000 66,667 23,334	(3) (4) (5)	$ $ $	10,285,000 6,856,701 2,399,902

Patrick J. O'Leary	250,000 250,000 250,000 250,000 70,000 70,000 10,034 18,512 70,000 70,000	$ $ $ $ $ $ $ $ $ $	60.0000 72.5000 85.0000 97.5000 38.90625 48.4400 46.4750 50.3900 69.4300 38.5700	6/23/2009 6/23/2009 6/23/2009 6/23/2009 1/3/2010 1/2/2011 1/4/2009 1/4/2009 1/2/2012 1/2/2013	12,872	(2)		$1,323,885	35,000 23,334 11,667	(3) (4) (5)	$ $ $	3,599,750 2,399,902 1,199,951

Robert B. Foreman	1,172 1,468 50,000 1,988	$ $ $ $	58.3400 53.2150 69.4300 67.6950	5/10/2009 5/10/2009 1/2/2012 5/10/2009	5,746	(2)		$590,976	35,000 23,334 11,667	(3) (4) (5)	$ $ $	3,599,750 2,399,902 1,199,951

Don L. Canterna	24,000		$69.4300	1/2/2012	1,316 1,000	(6) (8)	$ $	135,351 102,850	5,000 17,500 10,000	(7) (3) (4)	$ $ $	514,250 1,799,875 1,028,500

Kevin L. Lilly					1,334	(9)		$137,202	17,500 8,000	(3) (4)	$ $	1,799,875 822,800

(1)
Based on the closing price of our common stock on December 31, 2007, $102.85.

(2)
Restricted Shares awarded on May 6, 2005 vest at the rate of 33 1/3 percent per year, with vesting dates of May 6, 2006, May 6, 2007, and May 6, 2008.

(3)
Restricted Shares awarded on January 3, 2007 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2008, January 3, 2009, and January 3, 2010.

(4)
Restricted Shares awarded on January 3, 2006 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2007, January 3, 2008 and January 3, 2009.

(5)
Restricted Shares awarded on January 3, 2005 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2006, January 3, 2007 and January 3, 2008.

(6)
Restricted Stock Units awarded July 15, 2005 vest at the rate of 33 1/3 percent per year, with vesting dates of July 15, 2006, July 15, 2007, and July 15, 2008.

(7)
Restricted Shares awarded on March 7, 2005 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2006, January 3, 2007 and March 7, 2008.

(8)
Restricted Shares awarded on July 30, 2004 vest at the rate of 20 percent per year, with vesting dates of July 30, 2005, July 30, 2006, July 30, 2007, July 30, 2008, and July 30, 2009.

(9)
Restricted Shares Units awarded on March 7, 2005 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of March 7, 2006, March 7, 2007 and March 7, 2008.

Option Exercises and Stock Vested in 2007

        The following table sets forth options exercises by and stock vested for each of our named executive officers in 2007.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Christopher J. Kearney	16,500 34,000 16,500 9,674 33,000 33,000 3,888 16,500 16,500 18,090 1,220 20,890	$ $ $ $ $ $ $ $ $ $ $ $	412,500 1,105,000 412,500 48,028 907,500 660,000 71,772 371,250 371,250 316,394 44,591 1,302,389	8,334 23,333 6,472 33,333 3,295	$ $ $ $ $	582,380 1,427,046 505,398 2,038,646 289,334

Patrick J. O'Leary	11,964 15,000 14,422	$ $ $	149,430 261,525 287,503	11,667 11,667 12,872 11,666 4,940	$ $ $ $ $	815,290 713,554 1,005,174 713,493 433,781

Robert B. Foreman				8,334 11,667 5,746 11,666 6,497	$ $ $ $ $	582,380 713,554 448,705 713,493 570,502

Don L. Canterna	14,000		$439,824	2,667 500 5,000 1,315 5,000	$ $ $ $ $	186,370 44,335 305,800 120,862 305,800

Kevin L. Lilly	6,000		$171,056	834 1,333 4,000	$ $ $	58,280 91,417 244,640

(1)
Based on the market price at the time of exercise, less the exercise price.

(2)
Based on the market value at time of vesting.

Pension Benefits

        The table below shows the net present value of accumulated benefits payable to each of the named executive officers, including the number of years credited service. No pension benefits payments to named executive officers were made during the 2007 fiscal year.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2) ($)

Christopher J. Kearney	TMP IARP SIARP	10.88 10.88 10.88	$ $ $	6,734,985 290,190 673,735

Patrick J. O'Leary	TMP IARP SIARP	11.21 11.21 11.21	$ $ $	7,322,288 257,917 1,009,271

Robert B. Foreman	TMP IARP SIARP	8.65 8.65 8.65	$ $ $	3,073,574 208,210 427,003

Kevin L. Lilly	TMP IARP SIARP	2.0 0 0	$ $ $	203,385 0 0

Don L. Canterna	TMP IARP SIARP	2.36 5.00 0	$ $ $	309,562 84,843 0

(1)
The names of the pension plans are the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"), the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan ("SIARP").

  Upon designation by the Compensation Committee, named executive officers participate in the TMP. For those named executive officers who became participants in the TMP prior to August 24, 2005 (Messrs. Kearney, O'Leary and Foreman), the benefit formula is 60% of final average pensionable earnings (highest three of last ten calendar years of employment). This target benefit accrues ratably over a 15-year period with the officer receiving the maximum benefit after 15 years. The normal form of payment is a joint and 100% survivor annuity. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

  For those named executive officers who became participants in the TMP on or after August 24, 2005 (Messrs. Canterna and Lilly), the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). This target benefit accrues ratably over a 20-year period with the officer receiving the maximum benefit after 20 years. The normal form of payment is a joint and 50% survivor annuity. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

  For all participants in the TMP, the benefit vests after 5 years of service. Any payments made from the IARP and SIARP reduce amounts payable under the TMP.

  The IARP is a tax-qualified cash-balance defined benefit pension plan covering certain salaried and hourly employees. Employees hired after December 31, 2000 are not eligible to participate in the IARP. The IARP provides participants an account balance credited with principal credits equal to 4% of pensionable earnings up to the Social Security Wage Base and 8% of pensionable earnings over the Social Security Wage Base. The IARP benefit vests after 5 years of service.

  The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain IARP participants. The SIARP provides a benefit equal to the difference between (i) the amount of IARP benefit to which the participant would have been entitled if such benefit were computed without giving effect to the limitations under the Internal Revenue Code less (ii) the amount of the IARP benefit actually payable to the participant.

  In general, "pensionable earnings" for purposes of the TMP and SIARP is the amount reported as wages on a participant's Form W-2 and paid prior to termination of employment, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity grants, (vii) severance pay paid after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash which are required to be included in taxable income under the Internal Revenue Code.

(2)
The Present Value of Accumulated Benefit assumes a weighted average discount rate of 6.68% at December 31, 2007 and that payments commence at an unreduced retirement age of 60 years old (62 years old for Messrs. Canterna and Lilly). All other assumptions and methods are consistent with those used for financial reporting (e.g., mortality table and form of payments), except that there has been no consideration of future pay.

Nonqualified Deferred Compensation in 2007

        This table sets forth information relating to the SRSP. Named executive officers and other senior-level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made at least six months prior to the beginning of the year to which they relate. In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred.

        A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan and is allocated to the fund(s) as selected by the participant. The maximum match available between both the SRSP and 401(k) Plan is 5% of eligible compensation, provided that total contributions in both plans combined are equal to, or greater than, 6% of eligible compensation.

        In general, "eligible compensation" for purposes of the SRSP is the amount reported as wages on a participant's Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity grants, and (ix) severance pay paid after termination of employment.

        All matching contributions into the 401(k) Plan are invested initially in the SPX Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX common stock, with a portion of the fund in cash, for purposes of administrative convenience. All matching contributions into the SRSP are made in cash and invested according to the participant's elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred. Participants may elect to receive their accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2).

        There were no withdrawals or distributions from nonqualified plans in 2007.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Balance at Last FYE ($) (4)

Christopher J. Kearney	$545,330	$130,249	$108,795	$3,373,713

Patrick J. O'Leary	$855,185	$103,837	$304,916	$5,822,667

Robert B. Foreman	$295,100	$73,881	$88,609	$1,504,752

Don L. Canterna	$0	$0	$988	$21,020

Kevin L. Lilly	$162,566	$35,718	$(1,330)	$196,955

(1)
Contributions to the SRSP consisting of the following amounts reported in the Summary Compensation Table:

Name	2007 Salary	2006 Non-Equity Incentive Plan Compensation

Mr. Kearney	$171,641	$373,689

Mr. O'Leary	$106,817	$753,012

Mr. Foreman	$81,691	$213,402

Mr. Canterna	$0	$0

Mr. Lilly	$19,385	$0

(2)
Represents matching amounts contributed by us to the SRSP. This amount has been included in the All Other Compensation column of the Summary Compensation Table.

(3)
Aggregate earnings under the SRSP are not above-market and, accordingly, are not included in the Summary Compensation Table.

(4)
In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP in the year ended December 31, 2006 reported as compensation in the Summary Compensation Table for that year: Mr. Kearney, $247,317; Mr. O'Leary, $98,835; Mr. Foreman, $102,173; Mr. Canterna, $0; and Mr. Lilly, $0.

Potential Payments Upon Termination or Change-in-Control

        We have entered into agreements, including an employment agreement, a change-in-control agreement and stock plan award agreements, with each of our named executive officers that will require us to provide compensation to our officers in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2007 and a stock price of $102.85, our closing stock price on December 31, 2007. The following tables should be read in connection with the Pension Benefits table, on p. 40. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

        The column setting forth payments upon a change in control assumes that the named executive officer's employment was terminated following the change in control. Equity of all employees, including named executive officers, will fully vest following a change in control, regardless of subsequent termination of employment.

Christopher J. Kearney

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$2,000,000	(1)	$3,000,000	(2)

Bonus	$0		$0	$0		$3,659,970	(3)	$5,489,955	(4)

Value of Accelerated Equity (5)	$0		$20,207,454	$20,207,454		$20,207,454		$20,207,454

Retirement Plans (6)	$2,014,899	(6.a)	$0	$4,997,879	(6.b)	$3,739,342	(6.c)	$16,103,390	(6.d)

All Other Compensation (7)	$96,154		$9,458,890	$6,299,655		$294,404		$3,753,179

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$14,618,831	(8)

TOTAL	$2,111,053		$29,666,344	$31,504,988		$29,901,170		$63,172,809

Patrick J. O'Leary

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,610,000	(1)	$2,415,000	(2)

Bonus	$0		$0	$0		$2,993,470	(3)	$4,490,205	(4)

Value of Accelerated Equity (5)	$0		$8,523,488	$8,523,488		$8,523,488		$8,523,488

Retirement Plans (6)	$2,463,478	(6.a)	$0	$6,283,599	(6.b)	$4,355,284	(6.c)	$12,968,609	(6.d)

All Other Compensation (7)	$77,404		$6,703,508	$5,578,835		$219,436		$3,158,814

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$9,304,581	(8)

TOTAL	$2,540,882		$15,226,996	$20,385,922		$17,701,678		$40,860,697

Robert B. Foreman

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,190,000	(1)	$1,785,000	(2)

Bonus	$0		$0	$0		$2,215,246	(3)	$3,322,869	(4)

Value of Accelerated Equity (5)	$0		$7,790,579	$7,790,579		$7,790,579		$7,790,579

Retirement Plans (6)	$1,059,787	(6.a)	$0	$2,654,113	(6.b)	$2,101,955	(6.c)	$7,403,623	(6.d)

All Other Compensation (7)	$57,212		$5,874,667	$4,802,567		$205,320		$3,092,864

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$6,449,745	(8)

TOTAL	$1,116,999		$13,665,246	$15,247,259		$13,503,100		$29,844,680

(1)
Two times annual salary at time of termination.

(2)
Greater of three times annual salary immediately prior to change in control or time of termination.

(3)
Greater of two times target bonus for termination year or earned bonus for last year.

(4)
Greater of three times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of immediate vesting in all unvested restricted stock and performance shares.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits Table, on p. 40, resulting from:

  6.a—the benefit becoming payable at age 55, rather than age 60.

  6.b—the benefit being paid in a lump sum at age 55, rather than being paid as an annuity at age 60.

  6.c—credit for two additional years of age and service, and the benefit becoming payable at age 55, rather than age 60.

  6.d—credit for three additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid as an annuity at age 60, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Relocation loan forgiveness: In the event of permanent disability, death or termination following a change in control, a $1,500,000 loan made by us to the named executive officer in connection with his relocation to Charlotte would be forgiven and he would receive gross-ups for federal and tax liabilities in the amount of $1,143,150. The terms and circumstances of this loan are described more fully under "Compensation Discussion and Analysis—Other Benefits and Perquisites," beginning on p. 27.

•
Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $96,154, $77,404, and $57,212, respectively.

•
Life insurance: Values for life insurance in an amount equal to, in the case of

•
Termination following a change in control, two times annual salary at the time of termination for three years, and an amount equal to the annual salary for the remainder of his life, with a present value estimated at, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $372,439, $267,806, and $196,032, respectively.

    •
    In the case of disability, two times annual salary at the time of termination to age 65, with a present value estimated at, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $157,806, $123,957, and $91,167, respectively.

    •
    Involuntary termination without cause or voluntary termination for good reason, two times annual salary for two years, with a present value estimated at, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $19,067, $12,416, and $9,132, respectively.

    •
    In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $50,000.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Kearney: $8,909,806, in disability payments, representing the present value of an annual payment of $1,110,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or exclude other income offsets. The value of the retirement plan benefit is correspondingly reduced by $2,348,026 due to the benefit being payable at age 65 rather than age 60.

  •
  Mr. O'Leary: $6,481,803, in disability payments, representing the present value of an annual payment of $726,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or execute other income offsets. The value of the retirement plan benefit is correspondingly reduced by $2,622,805 due to the benefit being payable at age 65 rather than age 60, and

  •
  Mr. Foreman: $4,198,810, in disability payments, representing the present value of an annual payment of $474,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or exclude other income offsets. The value of the retirement plan benefit is correspondingly reduced by $1,115,673 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive proceeds from the Key Manager Life Insurance program of, for:

  •
  Mr. Kearney: $3,560,351, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $1,950,000 and gross-ups for federal and other tax liabilities in the amount of $1,610,351;

  •
  Mr. O'Leary: $2,858,281, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $1,560,000, and gross-ups for federal and other tax liabilities in the amount of $1,298,281; and

  •
  Mr. Foreman: $2,102,205, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $1,140,000, and gross-ups for federal and other tax liabilities in the amount of $962,205.

  •
  Post-Retirement Health:  In the event of termination following a change in control, Mr. Kearney would be entitled to $387,313 in post-retirement health benefits.

  •
  Additional benefits.

  •
  Car Allowance, in the case of termination following a change in control, in the amount of $36,688, and in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $25,587,

  •
  Financial planning services

  •
  in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $58,484 for Mr. Kearney, and $29,242 for each of Messrs. O'Leary and Foreman, and

  •
  in the case of termination following a change in control, $83,859 for Mr. Kearney, and $41,930 for each of Messrs. O'Leary and Foreman,

  •
  Country club dues in the case of termination following a change in control or involuntary termination without cause or voluntary termination for good reason,

  •
  Annual physicals in the case of termination following a change in control or involuntary termination without cause or voluntary termination for good reason, and

  •
  Health and welfare insurance premiums, in the case of termination following a change in control or involuntary termination without cause or voluntary termination for good reason.

  Provision of these benefits will cease upon receipt of equivalent benefits from another employer.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Don L. Canterna

	Voluntary Resignation or Involuntary Termination For Cause			Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0		$400,000	(1)	$800,000	(2)

Bonus		$0		$0	$0		$515,558	(3)	$1,110,704	(4)

Value of Accelerated Equity (5)	$ $	0 3,580,826	(5.a) (5.b)	$3,580,826	$3,580,826		$3,580,826		$3,580,826

Retirement Plans (6)		$64,905	(6.a)	$0	$128,658	(6.b)	$246,251	(6.c)	$1,018,258	(6.d)

All Other Compensation (7)	$ $	38,462 212,162	(7.a)	$1,047,871	$1,408,882		$471,384		$530,153

280G Tax Gross-Up		N/A		N/A	N/A		N/A		$1,820,072	(8)

TOTAL	$ $	103,367 3,857,893	(5.a) (5.b)	$4,628,697	$5,118,366		$5,214,019		$8,860,013

Kevin L. Lilly

	Voluntary Resignation or Involuntary Termination For Cause	Disability	Death Pre-retirement	Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0	$0	$0	$400,000	(1)	$800,000	(2)

Bonus	$0	$0	$0	$539,364	(3)	$1,078,728	(4)

Value of Accelerated Equity (5)	$0	$2,759,877	$2,759,877	$2,759,877		$2,759,877

Retirement Plans (6)	$0	$0	$0	$169,374	(6.c)	$997,763	(6.d.)

All Other Compensation (7)	$38,462	$1,155,049	$1,438,597	$124,431		$332,793

280G Tax Gross-Up	$0	$0	$0	$0		$1,918,458

TOTAL	$38,462	$3,914,926	$4,198,474	$3,993,046		$7,887,619

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
One times target bonus for termination year or earned bonus for last year.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of immediate vesting in all unvested restricted stock and performance shares. Mr. Canterna would have met the age and service requirements (at least 55 years old at termination with five years of credited service, including at least three years with SPX) to receive retirement treatment upon termination in the case of a voluntary termination. Accordingly, for Mr. Canterna, the below benefits would apply.

  5.a—for involuntary for cause termination.

  5.b—for voluntary resignation.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits Table, on p. 40, resulting from:

  6.a—the benefit becoming payable at age 55, rather than age 60.

  6.b—the benefit being paid in a lump sum at age 55, rather than being paid as an annuity at age 60.

  6.c—credit for one additional year of age and service, and the benefit becoming payable at age 55, rather than age 60.

  6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid as an annuity at age 60, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Canterna and Lilly, in the amount of $38,462,

•
Life insurance:  Values for life insurance in an amount equal to, in the case of

•
Involuntary termination without cause or voluntary termination for good reason,

      •
      For Mr. Canterna, an amount equal to two times annual salary for one year and one times annual salary for the remainder of his life with an estimated present value of $177,167, and

      •
      For Mr. Lilly, an amount equal to two times annual salary for one year of $4,610.

    •
    Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value of, for each of Messrs. Canterna and Lilly, in the amount of $180,816, and $157,852, respectively.

    •
    7.a—Voluntary resignation (retirement) an amount equal to annual salary for the remainder of his life with an estimated present value of, for Mr. Canterna: $173,700. As of December 31, 2007, Mr. Canterna qualifies for this benefit because he would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation.

    •
    Disability, an amount equal to $56,248 for Mr. Canterna.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Canterna: $1,038,322, in disability payments, representing the present value of an annual payment of $192,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $85,160 due to the benefit being payable at age 65 rather than age 60.

  •
  Mr. Lilly: $1,319,972, in disability payments, representing the present value of an annual payment of $192,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from the company's Group LTD Plan or exclude other income offsets.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive life insurance proceeds of, for:

  •
  Mr. Canterna: $1,370,420, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $750,000, and gross-ups for federal and other tax liabilities in the amount of $620,420, and

  •
  Mr. Lilly: $1,400,135, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $750,000, and gross-ups for federal and other tax liabilities in the amount of $650,135.

  •
  Post-Retirement Health:  In the event of termination following a change in control or involuntary termination without cause or voluntary termination for good reason, $174,396 for Mr. Canterna in post-retirement health benefits.

  •
  Additional Benefits:  In addition to the above, in the case of involuntary termination without cause or voluntary termination for good reason, or termination following a change in control, each of Messrs. Canterna and Lilly would receive: health and dental insurance premiums; car

    Allowance; annual physicals; country club dues; and financial planning services. Provision of these benefits will cease upon receipt of equivalent benefits from another employer.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Assumptions and Explanations of Numbers in Tables

        The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

        All values above are present values. For all values other than 280G tax gross-ups, we calculated net present value using the FAS discount rate at valuation for each plan. We calculated 280G tax gross-ups with discount rates equal to 120% of the Applicable Federal Rate as of December 31, 2007.

Confidentiality, Non-Competition and Non-Solicitation Agreements

        As a condition to each executive officer's entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which he has been employed for a period of two years from the date of termination.

Incremental Pension Amounts

        We report the liabilities and associated expense for the pension plans under FASB Nos. 87/158. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, forms of payment, etc.).

Post-Retirement Health Care and Key Manager Life Insurance Benefits

        Because the benefits under these programs are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the pension plans under FASB Nos. 106/158. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, healthcare inflation, etc.).

Termination Provisions—Definitions of Cause and Good Reason

        The employment agreements for all named executive officers contain the following definitions of cause and good reason.

        "Good Reason" is defined as any of the following, if done without the named executive officer's consent: (i) assignment of duties that are inconsistent with the executive's position (except to the extent the company promotes the executive to a higher executive position); (ii) changing the named executive officer's reporting relationship; (iii) failing to pay any portion of the named executive officer's compensation within 10 days of the date such compensation is due; (iv) requiring the executive to relocate more than 50 miles from our principal business office; or (v) failing to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the named executive officer after such discontinuance is not materially less than the aggregate value as of the effective date of the employment contract.

        "Cause" is defined as: (i) willful and continued failure to substantially perform duties as named executive officer (other than any such failure resulting from incapacity due to physical or mental illness) after written notice and at least 30 days to cure such alleged deficiencies, (ii) willful misconduct, which is demonstrably and materially injurious to our company, monetarily or otherwise, or (iii) egregious misconduct involving serious moral turpitude to the extent that the named executive officer's credibility and reputation no longer conform to the standard of senior executive officers of the company.

Payments upon a Termination in Connection with a Change in Control

        Named executive officers will be entitled to certain benefits as described in the applicable tables if they are terminated within 36 months following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason. During the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        For purposes of the change-in-control severance agreements, a change in control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of our securities (including in an exchange or tender offer); approval by our stockholders of (1) liquidation of SPX, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 80% of the voting power of the new or surviving entity); or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-in-control severance agreements, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to us, monetarily or otherwise, or (3) conviction of a felony that impairs the ability of the affected named executive officer to substantially perform his duties.

        For purposes of the change-in-control severance agreements, "good reason" is defined as (1) assignment by us of duties inconsistent with the named executive officer's duties, responsibilities and status as of the day prior to the change in control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the named executive officer's most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of our elected officers (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure to obtain the agreement of a successor company to assume all obligations under the change-in-control severance agreements, or (8) a purported termination that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

Tax Gross-up on Benefits and Perquisites

        The calculation of the tax gross-up on benefits and perquisites in the applicable tables is based upon the maximum federal tax rate of 35%, the maximum marginal federal and state tax rate and a Medicare tax rate of 1.45%.

280G Tax Gross-up

        We have agreed to reimburse executive officers for all excise taxes imposed under Section 280G and any income and excise taxes that are payable as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the applicable tables assumes that the executive officer is entitled to a full reimbursement by us of (1) any excise taxes imposed as a result of the change in control, (2) any income and excise taxes imposed as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes imposed as a result of our reimbursement for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and the maximum applicable state income tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a noncompetition agreement. The calculation of the 280G tax gross-up assumes that amounts will be payable to the executive officer for any excise tax incurred regardless of whether the executive officer's employment is terminated. However, the amount of the 280G tax gross-up will change based upon whether the executive officer's employment with us is terminated because the amount of compensation subject to Section 280G will change.

Vesting of Restricted Stock

        If a named executive officer resigns voluntarily, accelerated vesting of equity is contingent upon the named executive officer having reached the age of 55 at the time of termination and having five years of credited service, including at least three years with SPX. Only Mr. Canterna would have met these requirements as of the assumed termination date of December 31, 2007 and, accordingly, the applicable tables include the value of accelerated vesting of equity only for Mr. Canterna. Assuming that the other executive officers had all met the age and service requirements, they would be entitled, in the event of a voluntary resignation, to receive the following amounts from accelerated vesting of equity, in addition to the benefits described in the Voluntary Resignation or Involuntary Termination for Cause column in the tables above:

Mr. Kearney	$20,207,454
Mr. O'Leary	$8,523,488
Mr. Foreman	$7,790,579
Mr. Lilly	$2,759,877

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2007 about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans. Stockholder approved plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan), the 1997 Non-Employee Directors' Compensation Plan and the 2006 Non-Employee Directors' Stock Incentive Plan. Plans and arrangements not approved by stockholders include stock option awards made to certain current and former members of SPX senior-level management and consultants. These individual option arrangements are described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	2,063,318	$54.56	6,274,313	(3)

Equity compensation plans not approved by stockholders	1,130,000	$80.29	—

Total (4)	3,193,318	$66.82	6,274,313

(1)
Includes 822,603 shares issuable pursuant to restricted stock units.

(2)
Excludes restricted stock units.

(3)
All these shares were available for issuance under the 2002 Stock Compensation Plan and 2006 Non-Employee Directors' Stock Incentive Plan and no shares were available for issuance under the 1997 Non-Employee Directors' Compensation Plan. Excludes 554,603 shares of unvested restricted stock granted under the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

(4)
Excludes 3,522 shares of our stock subject to options outstanding pursuant to option plans of United Dominion Industries Limited, or UDI, which we assumed in connection with our 2001 acquisition of UDI. These options have a weighted-average exercise price of $47.94 per share.

Individual Option Arrangements

        From time to time we have entered into agreements with certain of our senior-level management for the grant of stock options outside of our 2002 Stock Compensation Plan (or its predecessor plan, the 1992 Stock Compensation Plan). The shares represented by these agreements are included in the table above under the caption "Equity compensation plans not approved by stockholders." The following material terms apply to each of the agreements with SPX employees listed below:

  •
  The options may be exercised by any combination of payment in cash and/or by delivery of previously owned SPX shares.

  •
  The options are restricted as to transferability and have accelerated vesting upon a change in control, death or disability.

  •
  The options provide for the grant upon exercise of replacement options (which replace shares surrendered in payment of the exercise price and withholding tax obligations).

  •
  The expiration of these options is accelerated upon death, disability or termination of employment.

        On June 23, 1999, we granted Mr. O'Leary an option to purchase 250,000 shares at $60.00 per share, 250,000 shares at $72.50 per share, 250,000 shares at $85.00 per share and 250,000 shares at $97.50 per share. The option vested on June 23, 2004 and expires on June 22, 2009.

        On August 4, 1998, we granted Stern Stewart & Co., a consultant to SPX, an option to purchase 56,000 shares at $34.06 per share; the option is fully vested and expires on August 3, 2008. This option has been exercised as to 33,740 shares. On May 4, 2001, we granted Stern Stewart an option to purchase 130,000 shares at $92.10; the option vested on May 4, 2003 and expires on May 3, 2011. Each of the option agreements provides that the exercise price may be paid in cash or, alternatively, Stern Stewart may effect a cashless exercise. The options are restricted as to transferability. In 2005, Stern Stewart & Co. reallocated 22,260 August 4, 1998 options and 45,500 May 4, 2001 options to G. Bennett Stewart, 79,300 of the May 4, 2001 options to Joel M. Stern, and 5,200 May 4, 2001 options to David M. Glassman, each an employee of Stern Stewart. The 22,260 August 4, 1998 options have been exercised. Upon a change in control (as defined in the option agreements), Stern Stewart may, in lieu of exercising the options, elect to receive cash consideration of $400,000 for the 1998 option and $800,000 for the 2001 option (or such pro rata portion if this election is made with respect to fewer than all the shares underlying the option).

AUDIT COMMITTEE REPORT

        The Audit Committee of the SPX Board of Directors is composed of four directors who are independent, as defined under SEC rules and the listing standards of the New York Stock Exchange. The Audit Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

        Management is responsible for SPX's financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. SPX's independent accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent accountants included in their report on SPX's financial statements.

        In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX's independent accountants. Management represented to us that SPX's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and we have reviewed and discussed the financial statements with management and the independent accountants. We discussed with the independent accountants matters required to be discussed by the Standards of the Public Company Accounting Oversight Board for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX's financial statements.

        In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

        We discussed with SPX's internal auditors and independent accountants the overall scope and plans for their respective audits. We met with the independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

        We have reviewed and discussed with management their assertion and opinion regarding internal controls included in the 2007 Annual Report on Form 10-K to stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to us that internal controls over financial reporting have been appropriately designed and are operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX's consolidated financial statements for external purposes in accordance with accounting principles generally accepted in the United States. We have also reviewed and discussed with Deloitte & Touche LLP their audit and opinion regarding SPX's internal controls as required by Section 404, which opinion is included in the 2007 Annual Report on Form 10-K.

Audit Committee:
J. Kermit Campbell, Chairman Emerson U. Fullwood Michael J. Mancuso Albert A. Koch

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP has been our independent accountants since 2002. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board of our financial statements to be filed on Form 10-Q in 2008. Consistent with past practice, on February 19, 2008, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and internal control over financial reporting included in SPX's Annual Report on Form 10-K for the fiscal year ending December 31, 2008. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        During fiscal years 2006 and 2007, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2006	2007
Audit Fees (1)	$11,179,137	$14,908,518
Audit-Related Fees (2)	$258,492	$1,198,413
Tax Fees (3)	$4,256,366	$3,494,667
All Other Fees	N/A	N/A

(1)
Fees for audit services billed or expected to be billed relate to (i) audit of the Company's annual financial statements and effectiveness of internal control over financial reporting, (ii) reviews of the Company's quarterly financial statements (iii) statutory and regulatory audits and (iv) comfort letters, consents and other services related to Securities and Exchange Commission matters.

(2)
Fees for audit-related services include due diligence services in connection with acquisitions, other technical accounting assistance and attest or audit services that are not required.

(3)
Fees for tax services include $1,825,287 and $1,588,074 in 2006 and 2007, respectively, for tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to acquisitions and divestitures of $2,431,079 in 2006 and $1,906,593 in 2007.

        Our Audit Committee has adopted a policy requires that all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy authorizes the chairman of the Audit Committee to pre-approve the fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche's independence.

        Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
  FOR RATIFICATION OF
  THE APPOINTMENT OF DELOITTE & TOUCHE LLP

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, without exhibits, is enclosed with this proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Jennifer Epstein, Director, Corporate Communications and Public Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

SPX

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 1, 2008.
Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors:
	For	Against	Abstain
01—J. Kermit Campbell	☐	☐	☐
02—Emerson U. Fullwood	☐	☐	☐
03—Michael J. Mancuso	☐	☐	☐
	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2008.	☐	☐	☐
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
B Non-Voting Items Change of Address—Please print new address below.
	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐
C Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /

Dear Stockholder:

The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Thursday, May 1, 2008 at our corporate headquarters, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, for the following purposes:

1.
To elect three directors to the Board of Directors.
2.
To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2008.
3.
To address such other business as may properly come before the meeting or any adjournment thereof.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 14, 2008 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For stockholders with common shares held in the company's ections to the Trustee are KSOP Trust: It is important strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants' proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants' ructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS
KEVIN L. LILLY Senior Vice President, Secretary and General Counsel
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SPX

Proxy—SPX Corporation

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2008

Charlotte, North Carolina

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Patrick J. O'Leary, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on May 1, 2008 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 and 2.

PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
  Board Committees
DIRECTOR COMPENSATION
Director Compensation Table
OWNERSHIP OF COMMON STOCK
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
Summary Compensation Table for 2007
Grants of Plan-Based Awards for 2007
Outstanding Equity Awards at Fiscal Year-End 2007
Option Exercises and Stock Vested in 2007
Pension Benefits
Nonqualified Deferred Compensation in 2007
Potential Payments Upon Termination or Change-in-Control
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-K